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                                                                    EXHIBIT 21.1


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                           SUBSIDIARIES OF THE COMPANY



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                                                                                                   Name Under Which
          Subsidiary                               Jurisdiction of Incorporation                   They Do Business
          ----------                               -----------------------------                   ----------------

Staples Security Corporation                               Massachusetts                                 Same

Staples Trust Company                                      Massachusetts                                 Same

Staples Properties, Inc.                                    California                                   Same

Marlin Acquisition Corp.                                     Delaware                                    Same

SOM Hagerstown, Inc.                                         Delaware                                    Same

Staples International, Inc.                                  Delaware                                    Same

Staples of Maryland, LLC                                     Delaware                                    Same

Staples The Office Superstore, Inc.                          Delaware                                   Inactive

Total Global Sourcing, Inc.                                  Delaware                                   Inactive

Staples NRO Limited                                       Ontario, Canada                                Same

Staples NRO(2) Limited                                    Ontario, Canada                                Same

Staples NRO(3) Limited                                    Ontario, Canada                                Same

Staples NRO(4) Limited                                    Ontario, Canada                                Same

Staples NRO(5) Limited                                    Ontario, Canada                                Same

The Business Depot, Ltd.                                  Ontario, Canada                          The Business Depot
                                                                                             Staples The Office Superstore
                                                                                                     Bureau en Gross

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